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                                                                     EXHIBIT 4.2

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                          REGISTRATION RIGHTS AGREEMENT


                                  by and among


                           FORTRESS INVESTMENT CORP.,
                             FORTRESS PARTNERS, L.P.


                                       and


                      NATIONSBANC MONTGOMERY SECURITIES LLC


                               dated June 10, 1998




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                          REGISTRATION RIGHTS AGREEMENT
                           (Fortress Investment Corp.)


                                                                   June 10, 1998




         INTRODUCTORY. This Registration Rights Agreement is made and entered into as of June 10, 1998, by and among Fortress Investment Corp., a Maryland corporation (the "Company"), Fortress Partners, L.P., a Delaware limited partnership (the "Operating Partnership"), and NationsBanc Montgomery Securities LLC (the "Initial Purchaser").

         This Agreement is entered into pursuant to the purchase agreement (the "Purchase Agreement"), dated June 5, 1998, by and among the Company, the Operating Partnership and the Initial Purchaser. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Operating Partnership have agreed to provide the registration rights provided for in this Agreement to the Initial Purchaser and its direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

         The parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         Affiliate: As to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms of this Agreement.
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         Business Day: With respect to any act to be performed under this
Agreement, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York, or other applicable place where such act is to occur, are authorized or obligated by applicable law, regulation or executive order to close.

         Closing Date: June 10, 1998, or such other time or such other date as the Initial Purchaser and the Company may agree.

         Commission: The United States Securities and Exchange Commission.

         Common Stock: Shares of common stock, $.01 par value per share, of the Company.

         Company: Fortress Investment Corp., Inc., a Maryland corporation, and any successor corporation thereto.

         Controlling Person: As defined in Section 7(a) of this Agreement.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Holder: Each record owner of any Registrable Shares from time to time, including the Initial Purchaser and its Affiliates.

         Initial Purchaser: NationsBanc Montgomery Securities LLC.

         NASD: National Association of Securities Dealers, Inc.

         Manager: Fortress Investment Group, LLC, a Delaware limited liability company.

         Offering Memorandum: The Offering Memorandum of the Company dated June 5, 1998 pursuant to which the Shares are offered and sold.

         Operating Partnership: Fortress Partners, L.P., a Delaware limited partnership, for which the Company serves as sole general partner.


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         Person: An individual, partnership, corporation, trust, or unincorporated organization, or government agency or political subdivision thereof.

         Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

         Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

         Purchase Agreement: As defined in the Introductory paragraph.

         Register, registered and registration: Such terms refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         Registrable Shares: The Shares, upon original issuance thereof, and at all times subsequent thereto, until the earliest to occur of (i) the second annual anniversary of the latest date of original issuance of the Shares, (ii) such time as all outstanding Shares have been sold pursuant to a Registration Statement or have been transferred pursuant to Rule 144 or otherwise transferred in a manner that results in the transferred security being delivered not being subject to transfer restrictions under the Securities Act, (iii) such time as, in the opinion of counsel to the Company, all of the Shares held by persons who are not Affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k)(or any successor rule), and (iv) such time as there are no longer any outstanding Shares.

         Registration Expenses: Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, stock exchange, NASD registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum and compliance with the rules of the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating,


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printing, delivering and distributing any Registration Statement, any
Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or including of any of the Registrable Shares on any securities exchange or The Nasdaq Stock Market pursuant to Section 5(k) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance) of the Company (provided that Registration Expenses shall not include the fees and expenses of any counsel to the Holders) and (vi) any fees and disbursements customarily paid by issues or sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), but excluding brokers' commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder.

         Registration Statement: Any registration statement of the Company that covers the resale of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre-effective and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

         Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.


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         Rule 424: Rule 424 promulgated by the Commission pursuant to the
Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Shares: The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase Agreement.

         Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

         SECTION 2. SHELF REGISTRATION. As set forth in Section 5 hereof, the Company agrees to file with the Commission as soon as reasonably practicable, but in no event later than ninety (90) days after the date of this Agreement, one or more shelf Registration Statements with respect to the sale from time to time by the Holders of any and all Registrable Shares. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable but, in any event, not later than the effective date of any other registration statement of the Company filed with the Commission under the Securities Act.

         SECTION 3. EXPENSES. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. The Holder or Holders shall pay all broker's commissions and transfer taxes, if any, and any other expense not specifically allocated to the Company pursuant to this Agreement (in all cases, which relate to the sale or disposition of such Holder's Registrable Shares pursuant to any Registration Statement).

         SECTION 4. REPORTS. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and, prior to the effectiveness of the Registration Statement, if it is not required to file such reports, will make available other information as required by, and so long as necessary to permit sales of the Registrable Shares pursuant to, Rule 144A.

         SECTION 5. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its best efforts to effect or cause to be effected the registration of the


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Registrable Shares under the Securities Act to permit the sale of such
Registrable Shares by the Holder or Holders in accordance with customary methods of sale or distribution, including through brokers' transactions and block trades, as well as any other intended method or methods of distribution reasonably requested by the Initial Purchaser or any Holder by notice to the Company prior to the filing of the Registration Statement, and the Company shall:

         (a) prepare and file with the Commission, as specified in this Agreement, a Registration Statement, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become effective as soon as possible after filing but, in any event, not later than the effective date of any other Registration Statement of the Company or the Operating Partnership, and remain effective, subject to Section 6 of this Agreement, until such time, as none of the Shares are Registrable Shares.

         (b) subject to Section 5(h), (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a), (ii) cause each such Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holder thereof;

         (c) furnish to any Holder named in any Prospectus, without charge, as many copies of such Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents to the use of any such Prospectus by such Holder in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

         (d) use reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws or Canadian securities laws of such jurisdictions as


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the Initial Purchaser or any Holder shall reasonably request in writing; keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a); and do any and all other acts which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify or register but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

         (e) notify the Initial Purchaser and each Holder promptly and, if requested by the Initial Purchaser or any Holder, confirm such information in writing: (i) of the date and time that a Registration Statement has become effective and the date and time any post-effective amendments and supplements thereto become effective; (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information; and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

         (f) during the period of time referred to in Section 5(a), use all reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, promptly;

         (g) upon request, furnish to each requesting Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);


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         (h) except as provided in Section 6, upon the occurrence of any event contemplated by Section 5(e)(iv), use its best efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (i) if requested by the representative underwriters, if any, or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or otherwise reasonably request be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (j) in connection with an Underwritten Offering of Registrable Shares, make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and the Operating Partnership and cause their respective officers, directors and employees to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information which the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall be kept confidential and shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) subject to the provisions hereof, the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus,
(ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, however, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf


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of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders;

         (k) use its best efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company's listing or inclusion application) to list or include all Registrable Shares on a securities exchange or The Nasdaq Stock Market;

         (l) prepare and file in a timely manner all documents and reports required by the Exchange Act which are incorporated by reference into any Registration Statement;

         (m) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

         (n) use all reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its securityholders, as soon as reasonably practicable, earnings statements which cover at least twelve (12) months and which satisfy the provisions of Section 11(a) under the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, no later than forty-five (45) days after the end of each fiscal year of the Company;

         (o) from and after a date not later than the effective date of such Registration Statement, provide and cause to be maintained a transfer agent for all Registrable Shares covered by any Registration Statement;

         (p) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the security being delivered not being subject to transfer restrictions under the Securities Act, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legend (other than the legend with respect to the restrictions on ownership and transfer under the Company's charter), and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or Holders may request at least two (2) Business Days prior to any sale of the Registrable Shares; and


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         (q) upon effectiveness of the first Registration Statement filed under this Agreement, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

         The Company may require each Holder to furnish to the Company such information regarding the proposed distribution by such Holder of Registrable Shares as the Company may from time to time reasonably request in writing and no Holder shall be entitled to be named as a selling securityholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company.

         Upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5(e)(iii) or 5(e)(iv), the Holders will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until the Holders' receipt of the copies of a supplemented or amended Prospectus. If so requested by the Company, the Holders will deliver to the Company (at the expense of the Company) all copies in their possession, other than permanent file copies then in the Holders' possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice.

         SECTION 6. BLACK-OUT-PERIOD. Subject to the provision of this Section 6 and a good faith determination by a majority of the Board of Directors of the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Initial Purchaser and to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to the Registration Statement, if any of the following events shall occur: (i) an Underwritten Offering by the Company where the Company is advised by the representative of underwriters for such Underwritten Offering that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company's primary offering; (ii) pending negotiations relating to, or the consummation of, a transaction or the occurrence of an event that requires additional disclosure of material information by the Company in the Registration Statement and which has not been so disclosed; (iii) a material corporate transaction is pending or has occurred, the disclosure of which should be set forth in the Registration Statement and the Board of Directors of the Company shall have determined in good faith would not be in the best interests of the


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Company and its stockholders; or (iv) the Board of Directors of the Company shall have determined in good faith that it is in the best interests of the Company to suspend the use of the Registration Statement. Upon the occurrence of any such suspension, the Company shall use its best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company's best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

         In the case of an event which causes the Company to suspend the effectiveness of a Registration Statement (a "Suspension Event"), the Company shall give written notice (a "Suspension Notice") to the Holders at the addresses set forth in the stock transfer records of the Company and to the Initial Purchaser (Nationsbanc Montgomery Securities, 600 Montgomery Street, San Francisco, CA 94111, Attn: Mr. Jack R. Berquist) and its counsel (O'Melveny & Myers LLP, 275 Battery Street, San Francisco, California 94111, Attn: Peter T. Healy, Esq.) to suspend sales of the Registrable Shares and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement at any time after receipt of a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (defined below). If so requested by the Company, the Holders will deliver to the Company (at the expense of the Company) all copies in their possession, other than permanent file copies then in the Holders' possession, of the Prospectus covering such Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to the Holders and the Initial Purchaser in the manner described above promptly following the conclusion of any Suspension Event.

         SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

         (a) Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership agree to indemnify and hold harmless (i) the Initial Purchaser, (ii) each Holder, (iii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter


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referred to as a "controlling person"), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser and each Holder or any controlling person as follows:

             (i) from and against any and all loss, claim, liability and damage whatsoever, as incurred, (a) arising out of any untrue or alleged untrue statement of a material fact contained in any Registration Statement (or any supplement or amendment thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such indemnity with respect to any Registration Statement or Prospectus shall not inure to the benefit of any Holder or the Initial Purchaser (or any controlling person, agent, employee, officer, director, partner or representative thereof) to the extent that any such loss, claim, liability, damage or expense arises out of such indemnified person's failure to send or give a copy of the revised Registration Statement or final Prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such Person if such statement or omission was corrected in such revised Registration Statement or such final Prospectus and the Company shall have delivered to such indemnified person a sufficient number of copies of such revised Registration Statement or such final Prospectus in a timely manner so as to permit such Holder or the Initial Purchaser to send or give a copy of the revised Registration Statement or such final Prospectus containing such correction prior to the written confirmation of the purchase and sale of such Registrable Shares;

             (ii) from and against any and all loss, liability, claim and damage whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and


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             (iii) from and against any and all expense reasonably incurred
(including reasonable fees and disbursements of counsel) in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

         provided, however, that this indemnity agreement does not apply to any Holder or agent thereof with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

         (b) Indemnification by Holders. Each Holder, on a pro rata basis, agrees to indemnify and hold harmless the Company, and directors, officers, partners, employees, representatives and agents (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expenses described in the indemnity contained in Section 7(a) hereof (provided, however, that any settlement described in Section 7(a)(ii) hereof is effected with the written consent of such Holder), as incurred, but only with respect to such untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto), and provided, further, that no Holder shall be liable for any amount in excess of the net proceeds received by such Holder from the sale of such Holder's Registrable Shares pursuant to a Registration Statement or a Prospectus, as the case may be.

         (c) Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this indemnity agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If the


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indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties in such action or proceeding, which approval shall not be unreasonably withheld or delayed; provided, however, that, if such indemnified party or parties reasonably determines that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to select one separate counsel (and any necessary local counsel) at the indemnifying party's expense. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party's counsel shall be entitled to conduct such indemnifying party's defense and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of not more than one counsel (and any necessary local counsel) for the indemnified party or parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into a settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses for separate counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

         (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 7 is for any reason held to be unenforceable, unavailable or insufficient although applicable in accordance with it terms, the Company, the Operating Partnership and a Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Operating Partnership and the Holder in such proportion as is appropriate to reflect the relative fault of the Company and the Operating Partnership, on the one hand, and the Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission of a material fact relates to information supplied by or available to the Company and the Operating Partnership, on the one hand, or the Holder, on the other hand, and by the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No Holder shall be liable for any amount in excess of the net proceeds received by such Holder from the sale of such Holder's Registrable Shares pursuant to a Registration Statement or a Prospectus, as the case may be. For purposes of this Section 7, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company and each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each partner, employee, representative or agent of the Company and the Operating Partnership shall have the same rights to contribution as the Company and the Operating Partnership. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise unless failure to provide such notice actually and materially prejudices such party of parties.

         SECTION 8. MISCELLANEOUS.

         (a) Remedies. In the event of a breach by the Company, the Operating Partnership or by a Holder of any of their obligations under this Agreement, the Company, the Operating Partnership and each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. It is acknowledged and agreed that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the parties shall waive the defense that a remedy at law would be adequate.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company, the Operating Partnership and Holders beneficially owning not less than fifty percent (50%) of the then outstanding Registrable Shares; provided, however, that, for the purposes of this Agreement, Registrable Shares that are owned, directly or indirectly, by the Company, the Operating Partnership or an Affiliate of the Company or the Operating Partnership shall not be deemed to be outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of any other Holder may be given by such Holder; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (c) Notices. All notices and other communications provided for this Agreement shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy;

             (i) if to the Company or the Operating Partnership, as provided in the Purchase Agreement,

             (ii) if to the Initial Purchaser, as provided in the Purchase Agreement, or

             (iii) if to any Holder, to the address of such Holder as it appears in the Common Stock register of the Company.

         Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when (v) delivered by hand, if personally delivered, (w) one (1) Business Day after being timely delivered to a next-day air courier, (x) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed, (y) when answered back, if telexed or (z) when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder shall be deemed a third party beneficiary of this Agreement. Neither the Company nor the Operating Partnership may assign its rights or obligations hereunder without the prior written consent of each Holder. Notwithstanding the foregoing, no assignee of the Company or the Operating Partnership shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of law.

         (g) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this

Agreement. All references made in this Agreement to "Section" refer to such Section of this Agreement, unless expressly stated otherwise.

         (i) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.



                                          FORTRESS INVESTMENT CORP.,
                                          a Maryland corporation


                                          By:   /s/  Wesley R. Edens
                                                -------------------------
                                                Wesley R. Edens
                                                Chief Executive Officer



                                          FORTRESS PARTNERS, L.P.,
                                          a Delaware limited partnership

                                          By:   Fortress Investment Corp.
                                          Its:  General Partner


                                          By:   /s/  Wesley R. Edens
                                                -------------------------
                                                Wesley R. Edens
                                                Chief Executive Officer

The foregoing Agreement
is hereby confirmed and accepted
as of the date first
above written.



NATIONSBANC MONTGOMERY SECURITIES LLC


By:  /s/  Karl L. Matthies
     -------------------------
     Karl L. Matthies
     Senior Managing Director